STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of November 30, 2011 (the “Effective Date”), by and among TK Star Design, Inc, a Nevada corporation, also known as “China Global Media, Inc.” (the “Company”), and Qin Li 李芹, an individual resident of the People of Republic of China (the “Purchaser”).

RECITALS

A.

Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and such other Federal and state securities exemptions as may be deemed available;

B.

The Purchaser wishes to purchase from the Company and the Company wishes to sell to the Purchaser, upon the terms and conditions stated in this Agreement, Two Hundred Sixty Three Thousand and One Hundred Fifty Eight (263,158) shares of common stock (“Purchased Stock”), for the price of US $ 0.30 (or RMB 1.90 Yuan) per share, an aggregate of US $ 78,947.00 (or RMB 500,000.00 Yuan) (the “Purchase Price”).

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Purchase and Sale of the Shares.

Subject to the terms and conditions of this Agreement, on the Closing, the Purchaser shall purchase, and the Company shall issue to the Purchaser, Two Hundred Sixty Three Thousand and One Hundred Fifty Eight (263,158) shares of common stock (“Purchased Stock”), for the price of US $ 0.30 (or RMB 1.90 Yuan) per share, an aggregate of US $ 78,947.00 (or RMB 500,000.00 Yuan) (the “Purchase Price”).

Section 2. Closing.

At the time and place mutually agreed upon by both Parties, the Company shall deliver to Purchaser a certificate or certificates representing the Purchased Stock and Purchaser shall immediately deliver the total Purchase Price by wire transfer to the Company.

Section 3. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser, that as of the Effective Date and as of Closing:

3.1.

The Company is an entity duly incorporated under the laws of the State of Nevada and in good standing. Company has all power and authority to execute, deliver and perform this Agreement.  This Agreement is the valid and binding obligation of Company, enforceable against Company in accordance with its terms.

3.2.

Neither the Company nor any Person acting on its behalf has offered or sold or will offer or sell any of the Purchased Stock by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D, promulgated under the Securities Act) in connection with the offer or sale of any of the Purchased Stock.  The Company has offered the Purchased Stock for sale only to the Purchaser, an “accredited investor” within the meaning of Rule 501(a) under Regulation D.

3.3.

 The Company is a “reporting company” subject to the reporting requirements of the Securities Exchange Act of 1934 and the common stock of the Company is quoted and trading on the Over The Counter Bulletin Board (“OTCBB”)

Section 4. Representations and Warranties of Purchaser

Purchaser represents and warrants to Company as follows:

4.1.

Each Purchaser has all power and authority to execute, deliver and perform this Agreement.

4.2.

This Agreement is the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

4.3.

The Purchased Stock will be acquired for investment for the account of Purchaser and not with a view to the distribution or public offering thereof. In connection therewith, Purchasers confirms that he or she is an “accredited investor” within the meaning of Rule 501(a) under Regulation D. The Purchaser further confirms that he or she is neither a U.S Person, as such term is defined in Rule 902(k) of Regulation S, nor located within the United States..

4.4.

 Purchaser has not been contacted concerning the acquired Purchased Stock or the matters set forth in this Agreement by means of any advertisement or other general solicitation.

4.5.

Each Purchasers understands that (i) the Purchased Stock have not been registered under either the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state by reason of specific exemptions there from and that such securities may be resold in the United States without registration under the Securities Act only in certain limited circumstances. Each Purchaser acknowledges that the Purchased Stock will bear the restrictive legend as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE SECURITIES, ACKNOWLEDGES THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL OR STATE LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES PURSUANT TO (I) RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO COMPANY REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS TO WHOM WRITTEN NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (II) THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND ANY APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY TO THAT EFFECT.

4.6.

Purchaser has access to information relating to Company as Purchaser deems necessary to make an informed investment decision in connection with the Purchased Stock. Each Purchaser acknowledges that he or she is aware of their respective obligations under the Securities Exchange Act of 1934 (the “1934 Act”), including, but not limited to those filing obligations that are triggered as a result of the consummation of the sale of Purchased Stock pursuant to Sections 13 and 16 of the 1934 Act, together with filings required to be made by Company, if applicable.

Section 5. Miscellaneous

5.1.

 Entire Agreement; Amendments; and Waivers.  This Agreement constitutes the entire understanding and agreement among the parties hereto relative to the subject matter hereof. Any amendments to the Agreement must be in writing, signed by each party hereto. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of the provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a wavier of any other or subsequent breach.

5.2.

 Assignment.  This Agreement shall not be assignable by either party without the prior consent of the other party

5.3.

Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties waives, to the fullest extent permitted by law, any objection which he may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in subparagraph d. below. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.4.

Successors and Assigns.  The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns.

5.5.

Partial Invalidity.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the deletion of the provision of provisions would result in such a material change as to cause completion of the transactions contemplated herein to be unreasonable.

IN WITNESS WHEREOF, the parties hereto have either individually or by their duly authorized officers executed and delivered these presents in duplicate effective the day and year first above written.

COMPANY:

TK Star Design, Inc,

Also known as “China Global Media, Inc.”

By: /s/ Guolin Yang

Guolin Yang, Chief Executive Officer

PURCHASER:

By: /s/ Qin Li

Qin Li